For the six month period ended (a) February 29, 2004
File number: 811-5296

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

            A Special Meeting of Shareholders was held on December 4, 2003, and adjourned to January 6, 2004 and further adjourned to January 27, 2004. At such meetings the shareholders approved the following proposals:

1)*	Election of Directors:

                       				FOR			WITHHELD

David E.A. Carson		9,971,085.6005	439,766.9426
		Robert E. La Blanc		9,952,695.0043	458,157.5388
		Douglas H. McCorkindale	9,979,993.3087	430,859.2344
		Robin B. Smith		9,972,592.6005	438,259.9426
		Stephen Stoneburn		9,983,006.6005	427,845.9426
		Clay T. Whitehead		9,988,755.6005	422,096.9426

2)*	To approve proposed Charter Amendments relating to:

		(a)  Fund?s Authorized Stock
		For			Against		Abstain		No Vote
		5,956,898.5284	706,599.0959		248,411.9188
	3,498,943

		(b)  Supermajority Voting Provisions
		For			Against		Abstain		No Vote
		5,975,839.0234	679,066.8702		257,002.6495
	3,498,944

3)**	To approve proposed Charter Amendments relating to:

	(a)  Number of Directors
		For			Against		Abstain		No Vote
	8,086,152.7362	808,030.6251		394,706.3302
	1,524,872

	(b)  Future Charter Amendments
		For			Against		Abstain		No Vote
	8,075,743.4788	831,470.8825		381,675.3302
	1,524,872


*	Approved at the December 4, 2003meeting.
**	Approved at the January 27, 2004 meeting.